Filed Pursuant to Rule 433

Registration No. 333-271955

Dated: November 16, 2023

PRICING TERM SHEET

U.S.$1,150,000,000 9.625% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL

PREFERRED TIER 1 SECURITIES (THE “FIRST TRANCHE SECURITIES”)

Issuer:	Banco Santander, S.A.

Legal Entity Identifier:	5493006QMFDDMYWIAM13

Issuer Ratings*:	A2 (Stable) / A+ (Stable) / A- (Stable) by Moody’s/S&P/Fitch

Expected Securities Ratings*:	Ba1 (Moody’s)

Instrument:	Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Series Number:	13

Principal Amount:	U.S.$1,150,000,000

Form of Issuance:	SEC Registered

Ranking:	Unless previously converted into Common Shares as set forth in the “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event” in the prospectus dated May 16, 2023 (the “Prospectus”), the payment obligations of Banco Santander under the First Tranche Securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the First Tranche Securities constitute Additional Tier 1 Instruments, rank: (a) pari passu among themselves and with (i) all other subordinated obligations (créditos subordinados) of Banco Santander under Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (b) junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander under Tier 2 Instruments and (iii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (c) senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Maturity:	Perpetual

Currency:	U.S. dollar (“U.S.$”)

Pricing Date:	November 16, 2023

Settlement Date**:	November 21, 2023 (T+3)

Reset Date:	May 21, 2029 (the “First Reset Date”) and each subsequent date falling on the fifth anniversary of the preceding reset date

Benchmark Treasury:	5 year UST (4.875% due October 31, 2028) and 7 year UST (4.875% due October 31, 2030)

Spread to Benchmark Treasury:	T+530.6 bps

Benchmark Treasury Yield:	4.435% (interpolated rate between the 5 year UST rate at 4.426% and the 7 year UST rate at 4.463%)

Re-offer Yield:	9.625% quarterly 9.741% s.a.

Initial Margin:	530.6 bps

Price to Public:	100.000%

Underwriting Discount / Commission:	0.600%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.400% (U.S.$1,143,100,000). This amount is before deducting other expenses incurred in connection with this offering. Additionally, the Underwriters have agreed to reimburse the Issuer for $172,500 of such expenses.

Distribution Payment Dates:	Quarterly in arrears on February 21, May 21, August 21 and November 21 of each year, commencing on February 21, 2024

Distributions:	Distributions will accrue (i) in respect of the period from (and including) the Settlement Date to (but excluding) the First Reset Date at the rate of 9.625% per annum, and (ii) in respect of each Reset Period, at the rate per annum, converted to a quarterly rate in accordance with market convention, equal to the aggregate of the Initial Margin (5.306% per annum) and the 5-year UST for such Reset Period. Such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

5-year UST:	In relation to the Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by Banco Santander, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to the First Tranche Securities.

Day Count Fraction:	30/360 (following, unadjusted)

Business Days:	New York City, London, and TARGET 2

Liquidation Preference:	U.S.$200,000

Distributions Discretionary and Restrictions on Payments:

Banco Santander may elect, in its sole and absolute discretion to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, for any reason. Distributions on the First Tranche Securities will be non-cumulative.

Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the First Tranche Securities scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or Common Equity Tier 1 Instruments then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the relevant Regulator in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the First Tranche Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the First Tranche Securities.

No Distribution will be made on the First Tranche Securities until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the First Tranche Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Optional Redemption:	The First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on (i) any calendar day during the six-month period commencing on (and including) November 21, 2028 to (and including) the First Reset Date and (ii) any Distribution Payment Date thereafter, in each case, at the Redemption Price, and subject to (x) the prior consent of the Regulator, as required under Applicable Banking Regulations, (y) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No. 241/2014 and/or any other Applicable Banking Regulations then in force, and (z) the final paragraph of “Redemption Procedures” in the Prospectus.

Redemption Price:	Per security that is being redeemed, the Liquidation Preference, plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the First Tranche Securities.

Redemption due to a Capital Event:	If, on or after the Settlement Date, there is a Capital Event, the First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Capital Event:	Means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the First Tranche Securities ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

Redemption Due to a Tax Event:	If, on or after the Settlement Date, there is a Tax Event, the First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Tax Event:	Means that as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Settlement Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the First Tranche Securities changes in a material way that was not reasonably foreseeable at the Issue Date.

Clean-up Redemption:	If, after the Settlement Date, there is a Clean-up Call Event, the First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on any date that is a Distribution Payment Date, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Clean-up Call Event:	Means that First Tranche Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the First Tranche Securities (including any First Tranche Securities issued after the Settlement Date and constituting a single series of First Tranche Securities under the Base Indenture, as described in the Prospectus under “Description of the Convertible Capital Securities—Additional Issuances,” and any First Tranche Securities which have been cancelled by the Trustee in accordance with the Base Indenture, as amended and supplemented by the First Supplemental Indenture) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled.

Substitution / Variation:	If a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the First Tranche Securities or modify the terms of all (but not some) of the First Tranche Securities, without any requirement for the consent or approval of the holders of the First Tranche Securities, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the First Tranche Securities in accordance with the terms described under “Description of Contingent Convertible Capital Securities— Notices” in the Prospectus and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation) and subject to obtaining the Regulator’s prior consent therefor, if and as required under Applicable Banking Regulations.

Qualifying Notes:	At any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the First Tranche Securities than the terms of the First Tranche Securities.

For further terms, cf. preliminary prospectus supplement.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any First Tranche Securities, each holder (including each holder of a beneficial interest in the First Tranche Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the First Tranche Securities related to the exercise of the Bail-In Power.

Agreement and acknowledgement of Subordination Provisions:	Banco Santander agrees with respect to the First Tranche Securities and each holder of First Tranche Securities, by his or her acquisition of the First Tranche Securities, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the First Tranche Securities. In addition, each holder of First Tranche Securities by his or her acquisition of the First Tranche Securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the First Tranche Securities as provided in the Base Indenture, as amended and supplemented by the First Supplemental Indenture and as summarized herein, and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Trigger Event:	Means if, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

Conversion:	In the event of the occurrence of the Trigger Event, the First Tranche Securities are mandatorily and irrevocably convertible into newly issued Common Shares at the Conversion Price.

Conversion Price:	Means, if the Common Shares are (a) then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Current Market Price (as set forth in the preliminary prospectus supplement) of a Common Share (converted into U.S. dollars at the Prevailing Rate); (ii) the Floor Price, subject to the adjustments in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Anti- Dilution Adjustment of the Floor Price” in the Prospectus; and (iii) the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate) (being EUR0.50 on the Settlement Date); in each case on the Trigger Event Notice Date; or (b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above. For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Floor Price:	USD Floor price: USD 2.570 per common Share, approx. 66% of share price at November 13, 2023 closing. (EUR 3.650; exchange rate of 1.067 EUR/USD, November 13, 2023.)

Pre-emptive Rights:	The First Tranche Securities do not grant holders of the First Tranche Securities pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Waiver of Set-Off:	Subject to applicable law, neither any holder or beneficial owner of the First Tranche Securities nor the Trustee acting on behalf of the holders of the First Tranche Securities may exercise, claim or plead any right of set-off, compensation, netting, or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the First Tranche Securities or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the First Tranche Securities, by virtue of its holding of any First Tranche Securities or any interest therein, and the Trustee acting on behalf of the holders of the First Tranche Securities, shall be deemed to have waived all such rights of set-off, compensation, netting, retention or counterclaim. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Security or any interest therein by Banco Santander in respect of, or arising under, the First Tranche Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Enforcement Events and Remedies:

There are no events of default under the First Tranche Securities. In addition, under the terms of the Base Indenture, as amended and supplemented by the First Supplemental Indenture, neither the Trigger Conversion nor the exercise of the Bail-in Power or the exercise of a resolution tool or a resolution power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event.

The First Tranche Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the First Tranche Securities may not require any redemption of the First Tranche Securities at any time.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the First Tranche Securities by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations—

Taxation of Contingent Convertible Capital Securities” in the preliminary prospectus supplement and the Prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law:	New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, First Supplemental Indenture and the First Tranche Securities and certain provisions of the First Tranche Securities, the Base Indenture and the First Supplemental Indenture related to the subordination of the First Tranche Securities, as well as the price at which First Tranche Securities can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed and construed in accordance with Spanish Law.

Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated November 15, 2023.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The First Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:

Santander US Capital Markets LLC is a subsidiary of Banco Santander,

S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the First Tranche Securities will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971K AP4 / US05971KAP49

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Bookrunners:	BNP Paribas Securities Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC

Santander US Capital Markets LLC

Co-Leads:	Caixa – Banco de Investimento, S.A. Rabo Securities USA, Inc. SEB Securities, Inc. TD Securities (USA) LLC

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the First Tranche Securities. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

It is expected that delivery of the First Tranche Securities will be made against payment therefore on or about November 21, 2023, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the First Tranche Securities prior to the second business day prior to the settlement date will be required, by virtue of the fact that the First Tranche Securities initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Banco Santander has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from BNP Paribas Securities Corp. by calling toll free 1-800-854-5674, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-866-803-9204, RBC Capital Markets, LLC by calling toll free 1-866- 375-6829 and Santander US Capital Markets LLC by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “First Tranche Securities”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The First Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “ IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the First Tranche Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the First Tranche Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The First Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the First Tranche Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the First Tranche Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the First Tranche Securities has led to the conclusion that: (i) the target market for the First Tranche Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the First Tranche Securities to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the First Tranche Securities are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the First Tranche Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the First Tranche Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the First Tranche Securities or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,350,000,000 9.625% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL

PREFERRED TIER 1 SECURITIES (THE “SECOND TRANCHE SECURITIES”)

Issuer:	Banco Santander, S.A.

Legal Entity Identifier:	5493006QMFDDMYWIAM13

Issuer Ratings*:	A2 (Stable) / A+ (Stable) / A- (Stable) by Moody’s/S&P/Fitch

Expected Securities Ratings*:	Ba1 (Moody’s)

Instrument:	Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Series Number:	14

Principal Amount:	U.S.$1,350,000,000

Form of Issuance:	SEC Registered

Ranking:	Unless previously converted into Common Shares as set forth in the “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event” in the prospectus dated May 16, 2023 (the “Prospectus”), the payment obligations of Banco Santander under the Second Tranche Securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the Second Tranche Securities constitute Additional Tier 1 Instruments, rank: (a) pari passu among themselves and with (i) all other subordinated obligations (créditos subordinados) of Banco Santander under Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (b) junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander under Tier 2 Instruments and (iii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (c) senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Maturity:	Perpetual

Currency:	U.S. dollar (“U.S.$”)

Pricing Date:	November 16, 2023

Settlement Date**:	November 21, 2023 (T+3)

Reset Date:	November 21, 2033 (the “First Reset Date”) and each subsequent date falling on the fifth anniversary of the preceding reset date

Benchmark Treasury:	10 year UST (4.500% due November 15, 2033)

Spread to Benchmark Treasury:	T+529.8 bps

Benchmark Treasury Yield:	4.443%

Re-offer Yield:	9.625% quarterly 9.741% s.a.

Initial Margin:	529.8 bps

Price to Public:	100.000%

Underwriting Discount / Commission:	0.600%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.400% (U.S.$1,341,900,000). This amount is before deducting other expenses incurred in connection with this offering. The Underwriters will not reimburse the Issuer for any of such expenses.

Distribution Payment Dates:	Quarterly in arrears on February 21 May 21, August 21 and November 21 of each year, commencing on February 21, 2024

Distributions:	Distributions will accrue (i) in respect of the period from (and including) the Settlement Date to (but excluding) the First Reset Date at the rate of 9.625% per annum, and (ii) in respect of each Reset Period, at the rate per annum, converted to a quarterly rate in accordance with market convention, equal to the aggregate of the Initial Margin (5.298% per annum) and the 5-year UST for such Reset Period. Such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

5-year UST:	In relation to the Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by Banco Santander, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to the Second Tranche Securities.

Day Count Fraction:	30/360 (following, unadjusted)

Business Days:	New York City, London, and TARGET 2

Liquidation Preference:	U.S.$200,000

Distributions Discretionary and Restrictions on Payments:

Banco Santander may elect, in its sole and absolute discretion to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, for any reason. Distributions on the Second Tranche Securities will be non-cumulative.

Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the Second Tranche Securities scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or Common Equity Tier 1 Instruments then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the relevant Regulator in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the Second Tranche Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Second Tranche Securities.

No Distribution will be made on the Second Tranche Securities until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the Second Tranche Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Optional Redemption:

The Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on (i) any calendar day during the six-month period commencing on (and including) May 21, 2033 to (and including) the First Reset Date and (ii) any Distribution Payment Date thereafter, in each case, at the Redemption Price, and subject to

(x) the prior consent of the Regulator, as required under Applicable Banking Regulations, (y) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No. 241/2014 and/or any other Applicable Banking Regulations then in force, and (z) the final paragraph of “Redemption Procedures” in the Prospectus.

Redemption Price:	Per security that is being redeemed, the Liquidation Preference, plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the Second Tranche Securities.

Redemption due to a Capital Event:	If, on or after the Settlement Date, there is a Capital Event, the Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Capital Event:	Means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the Second Tranche Securities ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

Redemption Due to a Tax Event:	If, on or after the Settlement Date, there is a Tax Event, the Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Tax Event:	Means that as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Settlement Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the Second Tranche Securities changes in a material way that was not reasonably foreseeable at the Issue Date.

Clean-up Redemption:	If, after the Settlement Date, there is a Clean-up Call Event, the Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on any date that is a Distribution Payment Date, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Clean-up Call Event:	Means that Second Tranche Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Second Tranche Securities (including any Second Tranche Securities issued after the Settlement Date and constituting a single series of Second Tranche Securities under the Base Indenture, as described in the Prospectus under “Description of the Convertible Capital Securities— Additional Issuances,” and any Second Tranche Securities which have been cancelled by the Trustee in accordance with the Base Indenture, as amended and supplemented by the First Supplemental Indenture) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled.

Substitution / Variation:	If a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the Second Tranche Securities or modify the terms of all (but not some) of the Second Tranche Securities, without any requirement for the consent or approval of the holders of the Second Tranche Securities, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the Second Tranche Securities in accordance with the terms described under “Description of Contingent Convertible Capital Securities—Notices” in the Prospectus and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation) and subject to obtaining the Regulator’s prior consent therefor, if and as required under Applicable Banking Regulations.

Qualifying Notes:

At any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the Second Tranche Securities than the terms of the Second Tranche Securities.

For further terms, cf. preliminary prospectus supplement.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any Second Tranche Securities, each holder (including each holder of a beneficial interest in the Second Tranche Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the Second Tranche Securities related to the exercise of the Bail-In Power.

Agreement and acknowledgement of Subordination Provisions:	Banco Santander agrees with respect to the Second Tranche Securities and each holder of Second Tranche Securities, by his or her acquisition of the Second Tranche Securities, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Second Tranche Securities. In addition, each holder of Second Tranche Securities by his or her acquisition of the Second Tranche Securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Second Tranche Securities as provided in the Base Indenture, as amended and supplemented by the First Supplemental Indenture and as summarized herein, and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Trigger Event:	Means if, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

Conversion:	In the event of the occurrence of the Trigger Event, the Second Tranche Securities are mandatorily and irrevocably convertible into newly issued Common Shares at the Conversion Price.

Conversion Price:	Means, if the Common Shares are (a) then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Current Market Price (as set forth in the preliminary prospectus supplement) of a Common Share (converted into U.S. dollars at the Prevailing Rate); (ii) the Floor Price, subject to the adjustments in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Anti- Dilution Adjustment of the Floor Price” in the Prospectus; and (iii) the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate) (being EUR0.50 on the Settlement Date); in each case on the Trigger Event Notice Date; or (b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above. For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Floor Price:	USD Floor price: USD 2.570 per common Share, approx. 66% of share price at November 13, 2023 closing. (EUR 3.650; exchange rate of 1.067 EUR/USD, November 13, 2023.)

Pre-emptive Rights:	The Second Tranche Securities do not grant holders of the Second Tranche Securities pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Waiver of Set-Off:	Subject to applicable law, neither any holder or beneficial owner of the Second Tranche Securities nor the Trustee acting on behalf of the holders of the Second Tranche Securities may exercise, claim or plead any right of set-off, compensation, netting, or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the Second Tranche Securities or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the Second Tranche Securities, by virtue of its holding of any Second Tranche Securities or any interest therein, and the Trustee acting on behalf of the holders of the Second Tranche Securities, shall be deemed to have waived all such rights of set-off, compensation, netting, retention or counterclaim. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Security or any interest therein by Banco Santander in respect of, or arising under, the Second Tranche Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Enforcement Events and Remedies:

There are no events of default under the Second Tranche Securities. In addition, under the terms of the Base Indenture, as amended and supplemented by the First Supplemental Indenture, neither the Trigger Conversion nor the exercise of the Bail-in Power or the exercise of a resolution tool or a resolution power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event.

The Second Tranche Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the Second Tranche Securities may not require any redemption of the Second Tranche Securities at any time.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Second Tranche Securities by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations —Taxation of Contingent Convertible Capital Securities” in the preliminary prospectus supplement and the Prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law:	New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, First Supplemental Indenture and the Second Tranche Securities and certain provisions of the Second Tranche Securities, the Base Indenture and the First Supplemental Indenture related to the subordination of the Second Tranche Securities, as well as the price at which Second Tranche Securities can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed and construed in accordance with Spanish Law.

Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated November 15, 2023.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The Second Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:

Santander US Capital Markets LLC is a subsidiary of Banco Santander,

S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the Second Tranche Securities will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971K AQ2 / US05971KAQ22

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Bookrunners:	BNP Paribas Securities Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC

Santander US Capital Markets LLC

Co-Leads:	Caixa – Banco de Investimento, S.A. Rabo Securities USA, Inc. SEB Securities, Inc. TD Securities (USA) LLC

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Second Tranche Securities. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

It is expected that delivery of the Second Tranche Securities will be made against payment therefore on or about November 21, 2023, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Second Tranche Securities prior to the second business day prior to the settlement date will be required, by virtue of the fact that the Second Tranche Securities initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Banco Santander has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from BNP Paribas Securities Corp. by calling toll free 1-800-854-5674, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-866-803-9204, RBC Capital Markets, LLC by calling toll free 1-866- 375-6829 and Santander US Capital Markets LLC by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “ Second Tranche Securities”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Second Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “ IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Second Tranche Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Second Tranche Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The Second Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Second Tranche Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Second Tranche Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Second Tranche Securities has led to the conclusion that: (i) the target market for the Second Tranche Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Second Tranche Securities to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Second Tranche Securities are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the Second Tranche Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Second Tranche Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the Second Tranche Securities or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.